UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

____________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 5, 2009, the Compensation Committee of the Board of Directors of CSX Corporation (“CSX”) approved and adopted a long-term incentive program (the “Program”), which covers approximately 650 participants (the “Participants”) under the shareholder-approved CSX Omnibus Incentive Plan.  The Program seeks to motivate, reward and retain the Participants over a three-year period.  It is comprised of two separate components—Performance Grants and Restricted Stock Units (“RSUs”).

The Performance Grants were awarded under the CSX 2009-2011 Long Term Incentive Plan (the “Plan”), which is attached hereto as Exhibit 10.1. Payouts of the Performance Grants will be based on the achievement of CSX’s pre-established Operating Ratio target for fiscal year 2011, and will be paid out, if at all, in the form of CSX common stock in early 2012.  The Plan requires significant Operating Ratio improvement over the most recently completed fiscal year.  Payouts for certain executive officers are subject to discretionary downward adjustment by up to 30% based upon additional pre-established strategic initiatives. CSX’s Operating Ratio is defined as consolidated operating expenses divided by operating revenue and is calculated excluding non-recurring items. The Operating Ratio target that determines payouts may also vary based on the average cost of oil.

The RSUs were granted to the Participants on May 5, 2009 and included the following specific grants to the named executive officers:  Michael J. Ward - 36,616; Oscar Munoz - 13,731; Tony L. Ingram - 13,731; Clarence W. Gooden - 13,731; and Ellen M. Fitzsimmons - 9,154.  The RSUs vest on the third anniversary of the grant date.  A form of restricted stock agreement is attached hereto as exhibit 10.2.

Item 8.01.  Other Events.

As previously reported, on March 19, 2009, Greenbrier Hotel Corporation (“GHC”), owner of The Greenbrier resort and then an indirect subsidiary of CSX, filed for Chapter 11 bankruptcy protection in the U.S. Bankruptcy Court for the Eastern District of Virginia, Richmond Division (“Bankruptcy Court”).  In conjunction with the bankruptcy, GHC also announced an agreement to sell the resort pursuant to an asset purchase agreement with Marriott Hotel Services, Inc. (the “APA”).

On May 6, 2009, CSX sold the stock of a subsidiary that indirectly owns GHC to Justice Family Group, LLC (“JFG”) for approximately $20 million in cash.  The previously reported bankruptcy financing that CSX made available to The Greenbrier was paid down and no amounts were outstanding thereunder at the time of the sale.  JFG has provided funds for future draws under the financing facility.  CSX has no other continuing obligations to finance post-sale resort operations.  CSX has assumed responsibility for certain pre-closing Greenbrier pension obligations.

CSX has been advised by JFG that, on May 8, 2009, GHC filed a motion with the Bankruptcy Court seeking the dismissal of GHC’s pending bankruptcy proceeding and the termination of the APA.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as a part of this Report.

Exhibit No.	Description
10.1	CSX 2009-2011 Long Term Incentive Plan
10.2	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSX CORPORATION

Date: May 11, 2009	By:	/s/ CAROLYN T. SIZEMORE
Carolyn T. Sizemore
Vice President and Controller
(Principal Accounting Officer)